Exhibit 99.01

NaturalNano and Oxford Performance Materials Execute Exclusive

Joint Development and Supply Agreement

OPM Introduces Pleximer-Based Nanocomposite

ROCHESTER, NY – Oct. 21 2008 - NaturalNano (OTCBB: NNAN) (FWB: N3N), and Oxford Performance Materials (OPM), today announced that the companies have signed an exclusive joint development and supply agreement. Within the scope of the agreement, OPM and NaturalNano will work to develop products, applications and markets for the combination of OPM’s OXPEKK® and NaturalNano’s state-of-the-art Pleximer™ technology.

This new class of high-performance thermoplastics, OXPEKK-DRT, is expected to significantly improve the processing and mechanical properties of OXPEKK, while increasing the range of potential applications for current OXPEKK materials. Under the agreement, NaturalNano will purchase certain polyketone polymers exclusively from OPM and, using its Pleximer technology, produce polyketone-halloysite compounds which it will sell exclusively to OPM.

“Our work with NaturalNano has yielded some of the most significant products in the history of our company,” said Scott DeFelice, President and CEO of OPM. “The affinity of our polymer-to-nano-phase fillers has been well known to us for years, though the challenge has always been finding highly reliable and dispersible nano-scale additives. The unique properties of halloysite in NaturalNano’s Pleximer product have solved this problem for us.”

“I am very excited about using our Pleximer technology in Oxford’s OXPEKK,” said Cathy Fleischer, PhD, Pesident and CTO of NaturalNano. “We believe by combining our leading products, we can bring stronger, lighter and less expensive properties to the users of high-value polyketone polymers.”

OPM’s OXPEKK products are specified on the Boeing 787 aircraft. The Boeing 787 aircraft has been slated to contain as much as 50% advance polymer composites in its primary structure, and has been scheduled to enter service in the third quarter of 2009. OXPEKK-DRT polymer products will initially be marketed to OPM’s core customers in the energy management, aerospace, electronics and medical markets. Existing high performance polymer users in need of additional performance will be a target market for these materials. OXPEKK-DRT materials can be either injection molded or extruded, enabling a broad range of applications.

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Exhibit 99.01

NaturalNano page 2 of 2

About NaturalNano

NaturalNano, Inc. (www.naturalnano.com) (OTCBB: NNAN) (FWB: N3N) is a materials science company focused on developing and commercializing advanced nanocomposites and extended release nanotechnologies. Based in Rochester, NY, the Company is focused on additive technologies and processes, including its proprietary Pleximer™ polymer additive, that add value to industrial polymers, plastics and composites, as well as consumer and industrial products. NaturalNano holds and licenses over 25 patents and applications, as well as proprietary know-how for extraction and separation processes, compositions, and derivatives of Halloysite and other nanotubes. For more information, visit http://www.naturalnano.com

About OPM

Founded in March 2000, OPM has rapidly become an industry leader in the ultra-high performance thermoplastic polymers market. The firm's versatile OXPEKK® polymers are currently being used in space and defense, medical, semiconductor and industrial markets worldwide. For additional information, please visit www.oxfordpm.com.

Cautionary Statement Regarding Forward-Looking Statements: This press release may contain forward-looking statements regarding future events and future performance of NaturalNano that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of NaturalNano's filings with the Securities and Exchange Commission. The most recent annual reports on Form 10-KSB and quarterly reports on Form 10-QSB filed by NaturalNano provide information about these factors, which may be revised or supplemented in future reports to the SEC on those forms or on Form 8-K. We caution investors not to place undue reliance on forward-looking statements, and we do not undertake any obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where expressly required by law.

Contact:

Patrick Kane, Karen Keller

Lambert, Edwards & Associates

616.233.0500 / pkane@lambert-edwards.com